Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-51137) pertaining to the 1998 Employee Share Incentive Plan and the 1998 Non-Employee Trustees’ Share Option Plan of Correctional Properties Trust,

(2)	Registration Statement (Form S-8 No. 333-60052) pertaining to the 2000 Stock Option Plan of Correctional Properties Trust,

(3)	Registration Statement (Form S-8 No. 333-120499) pertaining to the 2002 Stock Option Plan of Correctional Properties Trust,

of our reports dated February 26, 2005, with respect to the consolidated financial statements and schedule of Correctional Properties Trust, Correctional Properties Trust management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Correctional Properties Trust, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP
Certified Public Accountants

West Palm Beach, Florida
March 11, 2005